As filed with the Securities and Exchange Commission on December 3, 2008
Registration No. 33-15190

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 4
TO
FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
PINNACLE WEST CAPITAL CORPORATION
(Exact name of Registrant as specified in its charter)

ARIZONA	86-0512431
(State of Incorporation)	(I.R.S. Employer
Identification Number)
400 North Fifth Street, PO Box 53999
Phoenix, Arizona 85072-3999
(602) 250-1000
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)
MATTHEW P. FEENEY
Snell & Wilmer L.L.P.
One Arizona Center
Phoenix, Arizona 85004
(602) 382-6239
(Name, address, including zip code and telephone number,
including area code, of agent for service)
     Approximate date of commencement of proposed sale to the public: Not Applicable
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

SIGNATURES

DEREGISTRATION
     The purpose of this Post-Effective Amendment No. 4 to the Registration Statement on Form S-3 (Registration No. 33-15190) (the “Registration Statement”) of Pinnacle West Capital Corporation, an Arizona corporation (the “Company”), is to deregister all the shares of the Company’s common stock, no par value (the “Common Stock”), registered but not sold pursuant to the Registration Statement prior to November 25, 2008, consisting of 5,382,699 shares of Common Stock.

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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on December 3, 2008.

Pinnacle West Capital Corporation
By:	/s/ William J. Post
William J. Post
Chairman of the Board of Directors and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes James R. Hatfield, Barbara M. Gomez and Nancy C. Loftin, and each of them, as attorneys-in-fact, to sign his or her name on his or her behalf, individually and in each capacity designated below, to file any amendments, including post-effective amendments, to this Registration Statement.

SIGNATURE	TITLE	DATE

/s/ William J. Post (William J. Post, Chairman of the Board of Directors and Chief Executive Officer)	Principal Executive Officer and Director	December 3, 2008

/s/ James R. Hatfield (James R. Hatfield, Senior Vice President and Chief Financial Officer)	Principal Financial Officer and Principal Accounting Officer	December 3, 2008

/s/ Edward N. Basha, Jr. (Edward N. Basha, Jr.)	Director	December 3, 2008

/s/ Susan Clark-Johnson (Susan Clark-Johnson)	Director	December 3, 2008

/s/ Michael L. Gallagher (Michael L. Gallagher)	Director	December 3, 2008

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SIGNATURE	TITLE	DATE

/s/ Pamela Grant (Pamela Grant)	Director	December 3, 2008

/s/ Roy A. Herberger, Jr. (Roy A. Herberger, Jr.)	Director	December 3, 2008

/s/ William S. Jamieson (William S. Jamieson)	Director	December 3, 2008

/s/ Humberto S. Lopez (Humberto S. Lopez)	Director	December 3, 2008

/s/ Kathryn L. Munro (Kathryn L. Munro)	Director	December 3, 2008

/s/ Bruce J. Nordstrom (Bruce J. Nordstrom)	Director	December 3, 2008

/s/ W. Douglas Parker (W. Douglas Parker)	Director	December 3, 2008

/s/ William L. Stewart (William L. Stewart)	Director	December 3, 2008

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